Exhibit 10.1

WAIVER AGREEMENT AND AMENDMENT NO. 1

This Waiver Agreement and Amendment No. 1 dated as of November 7, 2008 (this “Waiver”) is executed in connection with the Second Amended and Restated Credit Agreement dated as of September 30, 2008 (the “Credit Agreement”) among MxEnergy Inc., a Delaware corporation (“MxEnergy”), and MxEnergy Electric Inc., a Delaware corporation (“MxEnergy Electric”; MxEnergy and MxEnergy Electric each a “Borrower” and collectively, the “Borrowers”), MxEnergy Holdings Inc. and certain Subsidiaries thereof, the lenders party thereto and Société Générale, as the Administrative Agent.  Unless otherwise defined in this Waiver, each capitalized term used in this Waiver has the meaning given to such term in the Credit Agreement.

INTRODUCTION

The Borrowers have requested that the Majority Lenders waive certain provisions of the Credit Agreement to permit the issuance of Letters of Credit to the beneficiaries listed on the attached Exhibit A in an aggregate amount not to exceed $25,360,000, including a Letter of Credit in favor of Atlanta Gas Light Company in the face amount of $20,570,400.

THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein, and for other good and valuable consideration, the parties hereby agree as follows:

Section 1.               Amendment.  The definition of “Applicable Margin” in the Credit Agreement is amended to increase the Applicable Margin for Swing Line Advances, Revolving Advances, and Letter of Credit Fees by 1.000% for the period from the date of this Waiver until the Credit Agreement is amended as contemplated in Section 2(b) below.

Section 2.               Waiver and Certain Agreements.

(a)           The Majority Lenders hereby (i) waive any provision of Section 2.14(a)(i) or Section 3.02(b) or (c) of the Credit Agreement solely to permit the issuance of Letters of Credit to the beneficiaries listed on the attached Exhibit A in an aggregate face amount not to exceed $25,360,000, including a Letter of Credit in favor of Atlanta Gas Light Company in the face amount of $20,570,400 and (ii) agree that any such Letters of Credit shall not be treated as Letter of Credit Exposure for purposes of Section 2.01(a) or 2.07(c)(i) or included in the calculation of Borrowing Base Availability.

(b)           The Majority Lenders and the Borrowers agree that an Event of Default shall occur if (i) the Borrowers or the Administrative Agent have not received at least $10,000,000 in gross cash proceeds from the Bridge Financing (as defined below) on terms acceptable to the Administrative Agent and the Majority Lenders and (ii) the Credit Agreement has not been amended to permit the Bridge Financing in a manner satisfactory to the Administrative Agent and the Majority Lenders, in each case on or before November 17, 2008.

(c)           The Majority Lenders, the Borrowers, and the Swing Line Lender agree that (i) Swing Line Advances are no longer available and (ii) no Revolving Advances will be available for the period from the date of this Waiver until the Credit Agreement is amended as contemplated in Section 2(b) above.

(d)           The Borrowers agree that they shall not request for the benefit of or provide to the Secured Counterparty (i) any additional Letters of Credit or increases to existing Letters of Credit or (ii) any cash collateral.

(e)           The Majority Lenders hereby authorize the Administrative Agent, on behalf of and for the benefit of the Secured Parties, to execute an amendment to the Intercreditor Agreement that amends the definition of “Secured Counterparty Primary Collateral” in the Intercreditor Agreement as described in Section 4(e) below.

(f)            The express amendment, waiver and agreements set forth in this Waiver are limited to the extent described herein.  This Waiver shall not constitute a waiver or modification of any of the Lenders’ or the Administrative Agents’ rights and remedies contained in the Loan Documents, except as specifically set forth above, and the Lenders and the Administrative Agent hereby reserve all of their rights and remedies pursuant to the Loan Documents and applicable law.

(g)           Except as expressly set forth herein, the Credit Agreement, each other Loan Document and each document executed in connection therewith shall continue to be, and shall remain, in full force and effect in accordance with the provisions thereof.  Except as expressly set forth herein, this Waiver shall not be deemed to be an amendment or waiver of, or consent to any departure from, any other term or condition of the Credit Agreement, any other Loan Document or any document executed in connection therewith or to prejudice any other right or rights which the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement, any other Loan Document or any document executed in connection therewith.  Except as explicitly set forth herein, this Waiver does not create a course of conduct or an agreement to fund Revolving Advances, issue or modify Letters of Credit or waive any Default or Event of Default.

(h)           The Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future defaults with respect to the Credit Agreement or any other provision of any Loan Document.

(i)            Each reference in the Credit Agreement to “this Agreement” and each reference in each of the Loan Documents to the “Credit Agreement” shall be deemed to refer to such agreement as modified by this Waiver.  This Waiver constitutes a Loan Document and any breach of the Borrowers’ agreements under this Waiver shall constitute an Event of Default.

Section 3.               Representations and Warranties.  Each Loan Party jointly and severally represents and warrants to the Lenders that (a) no Default or Event of Default has occurred and is continuing (except to the extent waived hereby) and (b) each of the representations and warranties of such Loan Party in the Credit Agreement and the other Loan Documents are true and correct on the date hereof in all material respects (except to the extent stated as of a prior date only).

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Section 4.               Effectiveness.  This Waiver shall become effective when:

(a)           the Administrative Agent shall have received duly executed counterpart signature pages to this Waiver from the Loan Parties and the Majority Lenders;

(b)           the Borrowers shall have paid to each Lender executing this Waiver on or before November 7, 2008 a fee equal to 0.75% of such Lender’s Revolving Commitment;

(c)           the Administrative Agent shall have received written agreements satisfactory to the Administrative Agent from one or more of the holders of the Equity Interests in the Parent to provide a combination of at least $10,000,000 in the aggregate in unsecured loans and/or a non-voting, funded first, paid last tranche of the Revolving Commitments (the “Bridge Financing”) to the Borrowers, which shall be funded or consummated no later than November 17, 2008;

(d)           the Administrative Agent shall have received written evidence that the Secured Counterparty has (i) deferred all payments that would otherwise be due to it beginning November 5, 2008 through and including November 18, 2008 to no earlier than the earlier of (A) November 19, 2008 and (B) the date on which the amendment to the Credit Agreement described in Section 2(b) above has become effective, (ii) agreed to waive any existing breaches, events of default or termination events under the Secured Counterparty Contracts and any related agreement it has with any Loan Party, and (iii) agreed to not amend, supplement or otherwise modify any Secured Counterparty Contract or related agreement to incorporate covenants, events of default, termination events or other terms more conservative or restrictive than those contained in the Loan Documents;

(e)           the Administrative Agent shall have received written consent from the Secured Counterparty and Sowood to an amendment to the Intercreditor Agreement to change all contracts for the sale of electricity, natural gas or related products on a variable rate basis between a Loan Party and any of its customers from Secured Counterparty Primary Collateral to Credit Agreement Primary Collateral (it being understood that such contracts shall not be included in the Borrowing Base in any way); and

(f)            the Borrower shall have paid all invoiced, but unpaid expenses due under Section 10.04 of the Credit Agreement.

Section 5.               Release; Acknowledgement of Debt.

(a)           As a material part of the consideration for the Administrative Agent and the Lenders entering into this Waiver, each Borrower and each Guarantor, on behalf of itself and its officers, directors, equity holders, Affiliates, successors and assigns, hereby releases and forever discharges the Administrative Agent, the Issuing Bank and each Lender and their respective predecessors, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, subsidiaries, and Affiliates (each a “Lender Party”) from any and all claims, expenses, costs, causes of actions or other losses or liabilities of any nature whatsoever existing on the date hereof, including, without limitation, all claims, expenses, costs, causes of actions or other losses or liabilities for or in respect of contribution and indemnity, whether arising at law or in equity, whether liability be direct or indirect, liquidated or unliquidated,

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whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which the Borrower may have or claim to have against any Lender Party under, arising out of, in connection with, or in any way related to, this Waiver or any other Loan Documents.  For the avoidance of doubt, the provisions of this clause shall survive any termination of this Waiver.

(b)           As of November 6, 2008: (i) the aggregate outstanding principal amount of (A) Revolving Advances is $0 and (B) Swing Line Advances is $0; and (ii) the aggregate undrawn face amount of the Letters of Credit is $118,917,861.75.  Interest and fees have accrued on the Revolving Advances and Letters of Credit as provided in the Credit Agreement.

Section 6.               Choice of Law. This Waiver shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to the principles thereof regarding conflicts of laws.

Section 7.               Counterparts.  This Waiver may be signed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Transmission by facsimile or email of an electronic copy of an executed counterpart of this Waiver shall be deemed to constitute due and sufficient delivery of such counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed by their duly authorized officers as of the first day and year written above.

BORROWERS:

MXENERGY INC.

/s/ Chaitu Parikh
Name: Chaitu Parikh
Title: Vice President and CFO

MXENERGY ELECTRIC INC.

/s/ Chaitu Parikh
Name: Chaitu Parikh
Title: Vice President and CFO

GUARANTORS:

MXENERGY HOLDINGS INC.

/s/ Chaitu Parikh
Name: Chaitu Parikh
Title: Vice President and CFO

ONLINE CHOICE INC.
MXENERGY GAS CAPITAL HOLDINGS
CORP.
MXENERGY ELECTRIC CAPITAL HOLDINGS
CORP.
MXENERGY GAS CAPITAL CORP.
MXENERGY ELECTRIC CAPITAL CORP.
TOTAL GAS & ELECTRIC INC.
TOTAL GAS & ELECTRICITY (PA) INC.
MXENERGY CAPITAL HOLDINGS CORP.
MXENERGY CAPITAL CORP.
MXENERGY SERVICES INC.
INFOMETER.COM INC.

/s/ Chaitu Parikh
Name: Chaitu Parikh
Title: Vice President and CFO

[Signature page to Waiver]

LENDERS:

SOCIÉTÉ GÉNÉRALE

/s/ Barbara Paulsen
Name: Barbara Paulsen
Title: Managing Director

/s/ Chung-Taek Oh
Name: Chung-Taek Oh
Title: Vice President

[Signature page to Waiver]

WACHOVIA BANK, N.A.

/s/ John Puckhaber
Name: John Puckhaber
Title: Senior Vice President

[Signature page to Waiver]

CoBANK, ACB

/s/ Dale Keyes
Name: Dale Keyes
Title: Vice President

[Signature page to Waiver]

MORGAN STANLEY BANK

/s/ Daniel Twenge
Name: Daniel Twenge
Title: Authorized Signatory

[Signature page to Waiver]

BANK OF AMERICA, N.A.

/s/ Ronald J. Parisi
Name: Ronald J. Parisi
Title: Senior Vice President

[Signature page to Waiver]

ALLIED IRISH BANKS p.l.c.

/s/ Vaughn Buck
Name: Vaughn Buck
Title: Executive Vice President

/s/ Robert Moyle
Name: Robert Moyle
Title: Senior Vice President

[Signature page to Waiver]

RZB FINANCIAL LLC

/s/ Astrid Wilke
Name: Astrid Wilke
Title: Vice President

/s/ Pearl Geffers
Name: Pearl Geffers
Title: First Vice President

[Signature page to Waiver]

EXHIBIT A

Sonat Pipeline

Virginia Power Energy Marketing, Inc.

TCO Pipeline

Miscellaneous Gas Suppliers

Atlanta Gas Light Company